EXHIBIT 32

                                  CERTIFICATION

          In connection  with the  Quarterly  Report of AMREP  Corporation  (the
     "Company") on Form 10-Q for the period ending January 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

               (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

               (2) The information  contained in the Report fairly presents,  in
          all  material  respects,   the  financial  condition  and  results  of
          operations of the Company.


Dated:  March 10, 2004                              /s/ Peter M. Pizza
        --------------                              -------------------
                                                    Peter M. Pizza
                                                    Vice President and
                                                    Chief Financial Officer

                                                    /s/ James Wall
                                                    --------------
                                                    James Wall*

                                                    /s/ Michael P. Duloc
                                                    --------------------
                                                    Michael P. Duloc*
______________
*The Registrant is a holding company which does substantially all of its business through two wholly-owned subsidiaries (and their subsidiaries). Those wholly-owned subsidiaries are AMREP Southwest Inc. ("ASW") and Kable News Company, Inc. ("Kable"). James Wall is the principal executive officer of ASW, and Michael P. Duloc is the principal executive officer of Kable. The Registrant has no chief executive officer and its only executive officers are James Wall, Senior Vice President and Peter M. Pizza, Vice President and Chief Financial Officer, and Michael P. Duloc, who may be deemed an executive officer by reason of his position with Kable.